UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeffrey M. Stibel as a Director of the Company

On January 11, 2019, Jeffrey M. Stibel notified the Board of Directors (“Board”) of AutoWeb, Inc. (“Company”) that, effective immediately, he was resigning his position as a member of the Board and from its Compensation Committee and Corporate Governance and Nominations Committee.

Appointment of Chan Galbato as a Director of the Company

On January 11, 2019, the Board appointed Chan Galbato to the Board as a Class I director to fill the vacancy created by the resignation of Mr. Stibel, effective immediately.  Mr. Galbato’s term as a director will expire at the Company’s annual meeting of stockholders in 2020.  Mr. Galbato was also appointed as a member of the Board’s Compensation Committee and Corporate Governance and Nominations Committee.

Mr. Galbato is Chief Executive Officer of Cerberus Operations and Advisory Company, LLC. Prior to joining Cerberus in 2009, he served as President and CEO of the Controls Group of businesses for Invensys plc. Mr. Galbato previously served as President and Chief Executive Officer of Armstrong Floor Products, President of Services for The Home Depot, and President and Chief Executive Officer of Choice Parts LLC. He spent 14 years with General Electric Company, holding several operating and finance leadership positions within its various industrial divisions as well as holding the role of President and CEO of Coregis Insurance Company, a G.E. Capital company.

Mr. Galbato currently serves as Chairman of Avon Products, Inc., as Director of Blue Bird Corporation, DynCorp International, Electrical Components International, FirstKey Homes, LLC, New Avon LLC, Staples Solutions B.V., and Director on the Executive Committee of Steward Health Care, LLC. Previously, Mr. Galbato served as Director of the publicly traded Brady Corporation for seven years, including as Lead Director. He also served as Director of Tower International, Inc., and Chairman to North American Bus Industries, Inc., Guilford Mills and YP Holdings LLC until their respective changes in ownership.

Mr. Galbato will participate in the standard compensation arrangements for the Company’s non-employee directors, as disclosed in the Company’s most recent proxy statement, filed April 27, 2018, the description of which is incorporated herein by reference. Accordingly, Mr. Galbato was granted stock options to purchase 4,383 shares of the Company’s common stock, $0.001 par value per share, which vest in equal monthly installments over a twelve-month period commencing on the one-month anniversary of the January 11, 2019 grant date (“Grant Date”). The exercise price for these options is $3.38 per share, the closing price of the Company’s common stock on The Nasdaq Capital Market on the Grant Date. Vesting of the options will accelerate upon the occurrence of certain events, including upon the termination of Mr. Galbato’s service as a director due to resignation, failure to be re-elected, failure to be nominated for re-election, or without removal for cause or upon a change in control of the Company.  The Company and Mr. Galbato also entered into a Company-standard indemnification agreement for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 14, 2019
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

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